UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2007
Date of Report (Date of earliest event reported)

MOBIVENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44(0) 20 7031 1193
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

1.	Froggie S.L.

Partnership Agreement

MobiVentures Inc. (the “Company”) entered into a partnership agreement with Froggie S.L. (“Froggie”) and Move2Mobile Limited (“M2M”) on October 31, 2007. The partnership agreement contemplates the creation of a business to be operated in partnership between us and Froggie pursuant to which the net income derived from the business will be split equally between us and Froggie on a 50/50 basis. In addition, Froggie has agreed to provide “bridge financing” to us to an agreed maximum of 120,000 Euros.

Letter of Intent

The execution of the partnership agreement follows the execution of a letter of intent with Froggie, Norris Marketing S.L. (“Norris”) and Tom Horsey dated July 17, 2007 and a further letter of intent between us and M2M, Nigel Nicholas and Danny Wootton dated August 13, 2007.

Froggie is a provider of mobile telephony marketing systems with operations in Argentina and Spain. Norris is a company incorporated in the BVI which provides premium SMS and bulk SMS solutions into Spain. Tom Horsey is the principal shareholder of Froggie and Norris. The letter of intent contemplates the Company’s acquisition of up to 100% of the shares of Froggie and Norris from Tom Horsey . To date, no definitive agreement has been executed for the acquisition contemplated in the letter of intent. The parties have entered into the partnership agreement pending the continuation of negotiations on a definitive acquisition agreement. There is no assurance that any definitive agreement for the acquisition by us of an interest in Froggie or Norris will be executed.

M2M is a UK-based consulting business that specializes in assisting businesses and entrepreneurs to develop wireless applications for their existing or proposed business applications. Nigel Nicholas and Danny Wootton are the principal shareholders of M2M. The letter of intent contemplates our potential acquisition of up to 100% of the shares of M2M from Nigel Nicholas, Danny Wootton and the other shareholders of M2M. To date, no definitive agreement has been executed for the acquisition contemplated in the letter of intent. The parties have entered into the partnership agreement pending the continuation of negotiations on a definitive acquisition agreement. There is no assurance that any definitive agreement for the acquisition by us of an interest in M2M will be executed.

Planned Business

Under the partnership agreement, we, Froggie and M2M have agreed to actively work together to grow our current mobile phone applications business that provides content, applications and services to customers via their mobile phones.

The objective of the parties is to generate revenues using content and services through the live channels that each party has generated. We, Froggie and M2M have agreed on a management team that will be devoted to the launching of the business.

Bridge Financing

Froggie has agreed to provide to us the following maximum bridging finance until January 31, 2008:

  30,000 Euros at November 1, 2007;

  30,000 Euros at December 1, 2007 provided deals have been signed by the partnership between November 1, 2007 and December 1, 2007 with a cumulative margin value equal or greater than 120,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros;

  30,000 Euros at January 1, 2008 provided deals have been signed by the partnership between 1st November 1, 2007 and January 1, 2008 with a cumulative margin value equal or greater than 240,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros; and

  30,000 Euros at February 1, 2008 provided deals have been signed by the partnership between November 1, 2007 and February 1, 2008 with a cumulative margin value equal or greater than 360,000 Euros on an annualized basis. For every 10,000 Euros below this figure the bridging finance will be reduced by 2,500 Euros.

In consideration for providing this financing, Froggie will be issued shares of our common stock calculated based on a per share price equal to the average of the 5 days preceding the date of the investment in each case. In the event that we complete the acquisition of Froggie, as contemplated in the letter of intent, the shares acquired by Froggie will be transferred to the shareholder of Froggie and will be reflected in the share exchange agreement as an additional “payment” in shares.

2.	Consultant Agreement – Gary Flint, Director

On November 1, 2007, the Company entered into a consultant agreement (the “Consultant Agreement”) with Mr. Gary Flint, a director of the Company, whereby Mr. Flint was appointed as an independent contractor of the Company. The material terms of the Consultant Agreement include the following:

1.               Mr. Flint shall perform the following services and undertake the following responsibilities and duties for the Company (the "Consulting Services"):

(a)	providing services related to mergers and acquisitions, especially the identification and approach of known value adding and synergistic acquisition targets;

(b)	providing services related to investor relations and communications;

(c)	reporting to the board of directors of the Company; and

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by the board of directors of the Company, provided such duties are within the scope of the Company’s business and services to be provided by Mr. Flint.

2.               Mr. Flint shall devote approximately 4 days per month of his business time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services.

3.               The Company shall pay to Mr. Flint a consultant fee equal to $2,000 U.S. per month during the term of the Consultant Agreement payable within 5 business days of the end of each month for the prior months consulting work.

4.               The Company shall pay to Mr. Flint a success fee of 2.5%, to be paid 50% cash and 50% equity, of the acquisition value of any target company acquired by the Company, or any strategic investments into companies, through the efforts of Mr. Flint after 3rd of September 2008, which efforts will include the identification and subsequent introduction of the target company by Mr. Flint to the Company (the "Consultant Fee") such fee being calculated based on the total valuation of the acquired company at the execution date of the acquisition, excluding any valuations attributed to future earn out valuations. Mr. Flint’s fee will be paid immediately upon the closing of each and every agreed cash and stock payment instalment of the acquisition. the equity portion of the fee will be paid in shares of the Company's common stock determined by the amount of the fee divided by the average closing price of the Company's common stock for the ten trading days prior to the completion of the acquisition.

5.               The Company shall grant to Mr. Flint warrants to purchase a total of 300,000 shares in the Company’s common stock on the issue dates set forth below, with an exercise price equal to US$ 0.05 per share, which warrants will be exercisable for a term of 5 years. The full terms of the warrants are contained in a separate agreement (“Warrant Certificate Agreement”). No warrants may be exercised unless such warrants have vested in accordance with the terms of the Warrant Certificate Agreement. Notwithstanding the five year term of the warrants, all warrants will expire and cease to be exercisable on the date that is one year following the date of termination of this Agreement for any reason:

Number of Warrants	Issue Date

210,000	on the 3rd of September 2008 (Issue Date)

90,000	on 12 month anniversary of Issue Date, or earlier, based upon Mr. Flint meeting the performance criteria as set by the board – see 5(d) of the Consultant Agreement

The 90,000 bonus warrants will not vest or be exercisable by Mr. Flint until such time as the performance criteria as set forth in Section 5.1(d) of the Consultant Agreement have been met.

6.               Mr. Flint shall receive a cash bonus of 100% of his then current annual Consultant fee upon the achievement of the Company’s annual objectives, as set by the board of directors. The Company may also consider Mr. Flint for a cash bonus for each fiscal year, or part thereof that Mr. Flint is employed by the Company, in an amount to be determined at the discretion of the board of directors.

7.               The Company shall pay to Mr. Flint, in addition to Mr. Flint’s fee, reasonable pre-approved travel and phone expenses.

8.               The Consultant Agreement may be terminated by both parties with or without cause before the term is at its end by delivery of a notice of termination by either party.

The foregoing summary of the Consultant Agreement does not purport to be complete and is qualified in its entirety by reference to the Consultant Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

This Consultant Agreement supersede the previous consultant agreement entered into between the Company and Mr. Flint on February 1, 2007 and subsequently amended on September 3, 2007 (collectively, the “Original Agreements”) pursuant to Mr. Flint’s resignation as the Company’s Director of Business Development effective November 1, 2007. The Original Agreements were reported in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2007 and September 7, 2007 respectively. Mr. Flint’s resignation as the Company’s executive officer effective November 1, 2007 is reported under Section 5.02 herein.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

Our board of directors has, by written consent board resolutions, appointed John Nigel Davies Nicholas as the Chief Executive Officer of the Company effective November 1, 2007. Mr. Nicholas is also the Director of Operations and a director of the Company. Concurrent with Mr. Nicholas’s appointment, Peter Åhman has submitted his resignation as the Chief Executive Officer of the Company effective November 1, 2007. Mr. Åhman shall remain as the President, Chief Financial Officer, Secretary, Treasurer and a director of the Company.

Gary Flint has submitted his resignation as the Director of Business Development of the Company effective November 1, 2007. Mr. Flint shall remain as a non-executive director of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit	Description

10.1	Consultant Agreement between MobiVentures Inc. and Gary Flint dated November 1, 2007

10.2	Partnership agreement between MobiVentures Inc., Froggie S.L. and Move2Mobile on October 31, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVENTURES INC.

	By:	/s/ Peter Åhman
DATE: November 6, 2007
Peter Åhman
President